Exhibit 99.(e)(5)

EXHIBIT A

to

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

(Between Pacific Select Fund and Pacific Select Distributors, LLC)

Funds	Share Class(es)

U.S. Fixed Income Funds:

Bond Plus Portfolio	I, P
Core Income Portfolio	I, P
Diversified Bond Portfolio	I, P
Floating Rate Income Portfolio	I, P
High Yield Bond Portfolio	I, P
Inflation Managed Portfolio	I, P
Intermediate Bond Portfolio	I, P
Total Return Portfolio	I, P
Short Duration Bond Portfolio	I, P

International Fixed Income Fund:

Emerging Markets Debt Portfolio	I, P

U.S. Equity Funds:

Dividend Growth Portfolio	I, P
Equity Index Portfolio	I, P
Focused Growth Portfolio	I, P
Growth Portfolio	I, P
Hedged Equity Portfolio	I, P
Large-Cap Core Portfolio	I, P
Large-Cap Growth Portfolio	I, P
Large-Cap Plus Bond Alpha Portfolio	I, P
Large-Cap Value Portfolio	I, P
Mid-Cap Plus Bond Alpha Portfolio	I, P
Mid-Cap Growth Portfolio	I, P
Mid-Cap Value Portfolio	I, P
QQQ Plus Bond Alpha Portfolio	I, P
Small-Cap Equity Portfolio	I, P
Small-Cap Growth Portfolio	I, P
Small-Cap Index Portfolio	I, P
Small-Cap Plus Bond Alpha Portfolio	I, P
Small-Cap Value Portfolio	I, P
Value Advantage Portfolio	I, P
Value Portfolio	I, P

International Equity Funds:

Emerging Markets Portfolio	I, P
International Equity Plus Bond Alpha Portfolio	I, P
International Growth Portfolio	I, P
International Large-Cap Portfolio	I, P
International Small-Cap Portfolio	I, P
International Value Portfolio	I, P

Sector Funds:

Health Sciences Portfolio	I, P
Real Estate Portfolio	I, P
Technology Portfolio	I, P

Asset Allocation/Balanced Funds:

Capital Appreciation Portfolio	I, P
Pacific Dynamix – Conservative Growth Portfolio	I, P
Pacific Dynamix – Moderate Growth Portfolio	I, P
Pacific Dynamix – Growth Portfolio	I, P
Pacific Dynamix – Aggressive Growth Portfolio	I, P
Portfolio Optimization Conservative Portfolio	I, P
Portfolio Optimization Moderate-Conservative Portfolio	I, P
Portfolio Optimization Moderate Portfolio	I, P
Portfolio Optimization Growth Portfolio	I, P
Portfolio Optimization Aggressive Growth Portfolio	I, P
PSF Avantis Balanced Allocation Portfolio	I, P

Pacific Dynamix Underlying Funds:

PD 1-3 Year Corporate Bond Portfolio	P
PD Aggregate Bond Index Portfolio	P
PD High Yield Bond Market Portfolio	P
PD Large-Cap Growth Index Portfolio	P
PD Large-Cap Value Index Portfolio	P
PD Mid-Cap Index Portfolio	P
PD Small-Cap Growth Index Portfolio	P
PD Small-Cap Growth Index Portfolio	P
PD Emerging Markets Index Portfolio	P
PD International Large-Cap Index Portfolio	P

Effective: May 1, 2026

Agreed to and accepted by:

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC SELECT DISTRIBUTORS, LLC

By: /s/ Geoffrey P. Kissel
Name: Geoffrey P. Kissel
Title: Chief Executive Officer